Exhibit 4.2






                          ALEX. BROWN INCORPORATED


                                    and


                           CHEMICAL BANK, Trustee


                              Senior Indenture

                         Dated as of July 10, 1995



                              _______________

                           CROSS REFERENCE SHEET*
                                ___________

                                  Between

          Provisions of the Trust Indenture Act of 1939 and the Indenture to be dated as of July 10, 1995 between ALEX. BROWN INCORPORATED and CHEMICAL BANK, Trustee:

Section of the Act                           Section of Indenture

310(a)(1) and (2) . . . . . . . .     6.9
310(a)(3) and (4) . . . . . . . .     Inapplicable
310(b)  . . . . . . . . . . . . .     6.8 and 6.10(a), (b) and (d)
310(c)  . . . . . . . . . . . . .     Inapplicable
311(a)  . . . . . . . . . . . . .     6.13(a) and (c)(1) and (2)
311(b)  . . . . . . . . . . . . .     6.13(b)
311(c)  . . . . . . . . . . . . .     Inapplicable
312(a)  . . . . . . . . . . . . .     4.1 and 4.2(a)
312(b)  . . . . . . . . . . . . .     4.2(a) and (b)(i) and (ii)
312(c)  . . . . . . . . . . . . .     4.2(c)
313(a)  . . . . . . . . . . . . .     4.4(a)(i), (ii), (iii), (iv), (v) and (vi)
313(b)(1) . . . . . . . . . . . .     Inapplicable
313(b)(2) . . . . . . . . . . . .     4.4
313(c)  . . . . . . . . . . . . .     4.4
313(d)  . . . . . . . . . . . . .     4.4
314(a)  . . . . . . . . . . . . .     4.3
314(b)  . . . . . . . . . . . . .     Inapplicable
314(c)(1) and (2) . . . . . . . .     11.5
314(c)(3) . . . . . . . . . . . .     Inapplicable
314(d)  . . . . . . . . . . . . .     Inapplicable
314(e)  . . . . . . . . . . . . .     11.5
314(f)  . . . . . . . . . . . . .     Inapplicable
315(a), (c) and (d) . . . . . . .     6.1
315(b)  . . . . . . . . . . . . .     5.11
315(e)  . . . . . . . . . . . . .     5.12
316(a)(1) . . . . . . . . . . . .     5.9
316(c)(2) . . . . . . . . . . . .     Not required
316(a) (last sentence)  . . . . .     7.4
316(b)  . . . . . . . . . . . . .     5.7
317(a)  . . . . . . . . . . . . .     5.2
317(b)  . . . . . . . . . . . . .     3.4(a) and (b)
318(a)  . . . . . . . . . . . . .     11.7








*    This Cross Reference Sheet is not part of the Indenture.

                             TABLE OF CONTENTS

                                 _________

                                                                       Page

                                ARTICLE ONE

                                DEFINITIONS

     SECTION 1.1  Certain Terms Defined . . . . . . . . . . . . . . . .   1
          Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Associate . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Authenticating Agent  . . . . . . . . . . . . . . . . . . . .   2
          Authorized Newspaper  . . . . . . . . . . . . . . . . . . . .   2
          Board of Directors  . . . . . . . . . . . . . . . . . . . . .   2
          Board Resolution  . . . . . . . . . . . . . . . . . . . . . .   2
          Business Day  . . . . . . . . . . . . . . . . . . . . . . . .   2
          Change of Control . . . . . . . . . . . . . . . . . . . . . .   2
          Change of Control Purchase Date . . . . . . . . . . . . . . .   4
          Change of Control Purchase Notice . . . . . . . . . . . . . .   4
          Change of Control Purchase Price  . . . . . . . . . . . . . .   4
          Closing Price . . . . . . . . . . . . . . . . . . . . . . . .   4
          Commission  . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Common Stock  . . . . . . . . . . . . . . . . . . . . . . . .   5
          Conversion Agent  . . . . . . . . . . . . . . . . . . . . . .   5
          Conversion Price  . . . . . . . . . . . . . . . . . . . . . .   5
          Converting Holder . . . . . . . . . . . . . . . . . . . . . .   5
          Corporate Trust Office  . . . . . . . . . . . . . . . . . . .   5
          Coupon  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Covenant Defeasance . . . . . . . . . . . . . . . . . . . . .   5
          Current Market Price  . . . . . . . . . . . . . . . . . . . .   6
          Depositary  . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Dollar  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          ECU . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Event of Default  . . . . . . . . . . . . . . . . . . . . . .   6
          Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . .   6
          Foreign Currency  . . . . . . . . . . . . . . . . . . . . . .   6
          Holder, Holder of Securities, Securityholder  . . . . . . . .   6
          Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .   6
          Indenture . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Issuer Order  . . . . . . . . . . . . . . . . . . . . . . . .   7
          Judgment Currency . . . . . . . . . . . . . . . . . . . . . .   7
          NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Officer's Certificate . . . . . . . . . . . . . . . . . . . .   7
          Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . .   7
          Original Issue Date . . . . . . . . . . . . . . . . . . . . .   7
          Original Issue Discount Security  . . . . . . . . . . . . . .   7
          Outstanding . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . .   8

          Periodic Offering . . . . . . . . . . . . . . . . . . . . . .   8
          Person  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Permitted Liens . . . . . . . . . . . . . . . . . . . . . . .   8
          principal . . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Record Date . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Registered Global Security  . . . . . . . . . . . . . . . . .   9
          Registered Security . . . . . . . . . . . . . . . . . . . . .   9
          Required Currency . . . . . . . . . . . . . . . . . . . . . .   9
          Responsible Officer . . . . . . . . . . . . . . . . . . . . .   9
          Security or Securities  . . . . . . . . . . . . . . . . . . .   9
          Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . .   9
          Trading Day . . . . . . . . . . . . . . . . . . . . . . . . .   9
          Trust Indenture Act of 1939 . . . . . . . . . . . . . . . . .   9
          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
          Unregistered Security . . . . . . . . . . . . . . . . . . . .  10
          U.S. Government Obligations . . . . . . . . . . . . . . . . .  10
          Voting Security . . . . . . . . . . . . . . . . . . . . . . .  10
          Yield to Maturity . . . . . . . . . . . . . . . . . . . . . .  10

                                ARTICLE TWO

                                 SECURITIES

     SECTION 2.1  Forms Generally . . . . . . . . . . . . . . . . . . .  10
     SECTION 2.2  Form of Trustee's Certificate of Authentication . . .  10
     SECTION 2.3  Amount Unlimited; Issuable in Series  . . . . . . . .  11
     SECTION 2.4  Authentication and Delivery of Securities . . . . . .  14
     SECTION 2.5  Execution of Securities . . . . . . . . . . . . . . .  16
     SECTION 2.6  Certificate of Authentication . . . . . . . . . . . .  17
     SECTION 2.7  Denomination and Date of Securities; Payments of
          Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     SECTION 2.8  Registration, Transfer and Exchange . . . . . . . . .  18
     SECTION 2.9  Mutilated, Defaced, Destroyed, Lost and Stolen
          Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  21
     SECTION 2.10  Cancellation of Securities; Disposition Thereof  . .  22
     SECTION 2.11  Temporary Securities . . . . . . . . . . . . . . . .  23

                               ARTICLE THREE

                          COVENANTS OF THE ISSUER

     SECTION 3.1  Payment of Principal and Interest . . . . . . . . . .  23
     SECTION 3.2  Offices for Payments, Etc.  . . . . . . . . . . . . .  24
     SECTION 3.3  Appointment to Fill a Vacancy in Office of Trustee  .  25
     SECTION 3.4  Paying Agents . . . . . . . . . . . . . . . . . . . .  25
     SECTION 3.5  Written Statement to Trustee  . . . . . . . . . . . .  26
     SECTION 3.6  Negative Pledge . . . . . . . . . . . . . . . . . . .  26
     SECTION 3.7  Luxembourg Publications . . . . . . . . . . . . . . .  27

                                ARTICLE FOUR

                  SECURITYHOLDERS LISTS AND REPORTS BY THE
                           ISSUER AND THE TRUSTEE

     SECTION 4.1  Issuer to Furnish Trustee Information as to Names
          and Addresses of Securityholders  . . . . . . . . . . . . . .  27
     SECTION 4.2  Preservation and Disclosure of Securityholders
          Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     SECTION 4.3  Reports by Issuer . . . . . . . . . . . . . . . . . .  29
     SECTION 4.4  Reports by the Trustee  . . . . . . . . . . . . . . .  29

                                ARTICLE FIVE

                REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                            ON EVENT OF DEFAULT

     SECTION 5.1  Event of Default Defined; Acceleration of Maturity;
          Waiver of Default . . . . . . . . . . . . . . . . . . . . . .  30
     SECTION 5.2  Collection of Indebtedness by Trustee; Trustee May
          Prove Debt  . . . . . . . . . . . . . . . . . . . . . . . . .  33
     SECTION 5.3  Application of Proceeds . . . . . . . . . . . . . . .  35
     SECTION 5.4  Suits for Enforcement . . . . . . . . . . . . . . . .  36
     SECTION 5.5  Restoration of Rights on Abandonment of Proceedings .  36
     SECTION 5.6  Limitations on Suits by Securityholders . . . . . . .  37
     SECTION 5.7  Unconditional Right of Securityholders to Institute
          Certain Suits . . . . . . . . . . . . . . . . . . . . . . . .  37
     SECTION 5.8  Powers and Remedies Cumulative; Delay or Omission
          Not Waiver of Default . . . . . . . . . . . . . . . . . . . .  37
     SECTION 5.9  Control by Holders of Securities  . . . . . . . . . .  38
     SECTION 5.10  Waiver of Past Defaults  . . . . . . . . . . . . . .  38
     SECTION 5.11  Trustee to Give Notice of Default, But May Withhold
          in Certain Circumstances  . . . . . . . . . . . . . . . . . .  39
     SECTION 5.12  Right of Court to Require Filing of Undertaking to
          Pay Costs . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                    -iv-
                                ARTICLE SIX

                           CONCERNING THE TRUSTEE

     SECTION 6.1  Duties and Responsibilities of the Trustee; During
          Default; Prior to Default . . . . . . . . . . . . . . . . . .  40
     SECTION 6.2  Certain Rights of the Trustee . . . . . . . . . . . .  41
     SECTION 6.3  Trustee Not Responsible for Recitals, Disposition of
          Securities or Application of Proceeds Thereof . . . . . . . .  42
     SECTION 6.4  Trustee and Agents May Hold Securities or Coupons;
          Collections, Etc. . . . . . . . . . . . . . . . . . . . . . .  42
     SECTION 6.5  Moneys Held by Trustee  . . . . . . . . . . . . . . .  42
     SECTION 6.6  Compensation and Indemnification of Trustee and Its
          Prior Claim . . . . . . . . . . . . . . . . . . . . . . . . .  43
     SECTION 6.7  Right of Trustee to Rely on Officer's Certificate,
          Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     SECTION 6.8  Conflicting Interests . . . . . . . . . . . . . . . .  43
     SECTION 6.9  Persons Eligible for Appointment as Trustee . . . . .  43
     SECTION 6.10  Resignation and Removal; Appointment of Successor
          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     SECTION 6.11  Acceptance of Appointment by Successor Trustee . . .  45
     SECTION 6.12  Merger, Conversion, Consolidation or Succession to
          Business of Trustee . . . . . . . . . . . . . . . . . . . . .  46
     SECTION 6.13  Preferential Collection of Claims Against the
          Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     SECTION 6.14  Appointment of Authenticating Agent  . . . . . . . .  47

                               ARTICLE SEVEN

                       CONCERNING THE SECURITYHOLDERS

     SECTION 7.1  Evidence of Action Taken by Securityholders . . . . .  49
     SECTION 7.2  Proof of Execution of Instruments and of Holding of
          Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  49
     SECTION 7.3  Holders to Be Treated as Owners . . . . . . . . . . .  50
     SECTION 7.4  Securities Owned by Issuer Deemed Not Outstanding . .  50
     SECTION 7.5  Right of Revocation of Action Taken . . . . . . . . .  51

                               ARTICLE EIGHT

                          SUPPLEMENTAL INDENTURES

     SECTION 8.1  Supplemental Indentures Without Consent of
          Securityholders . . . . . . . . . . . . . . . . . . . . . . .  51
     SECTION 8.2  Supplemental Indentures with Consent of
          Securityholders . . . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 8.3  Effect of Supplemental Indenture  . . . . . . . . . .  54
     SECTION 8.4  Documents to Be Given to Trustee  . . . . . . . . . .  54
     SECTION 8.5  Notation on Securities in Respect of Supplemental
          Indentures  . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                    -v-
                                ARTICLE NINE

                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 9.1  Covenant Not to Merge, Consolidate, Sell or Convey
          Property Except Under Certain Conditions  . . . . . . . . . .  55
     SECTION 9.2  Successor Corporation Substituted . . . . . . . . . .  55
     SECTION 9.3  Opinion of Counsel Delivered to Trustee . . . . . . .  56

                                ARTICLE TEN

                  SATISFACTION AND DISCHARGE OF INDENTURE;
                              UNCLAIMED MONEYS

     SECTION 10.1  Satisfaction and Discharge of Indenture  . . . . . .  56
     SECTION 10.2  Application by Trustee of Funds Deposited for
          Payment of Securities . . . . . . . . . . . . . . . . . . . .  61
     SECTION 10.3  Repayment of Moneys Held by Paying Agent . . . . . .  61
     SECTION 10.4  Return of Moneys Held by Trustee and Paying Agent
          Unclaimed for Two Years . . . . . . . . . . . . . . . . . . .  62
     SECTION 10.5  Indemnity for U.S. Government Obligations  . . . . .  62
     SECTION 10.6   Reinstatement . . . . . . . . . . . . . . . . . . .  62
     SECTION 10.7  Excess Funds . . . . . . . . . . . . . . . . . . . .  63

                               ARTICLE ELEVEN

                          MISCELLANEOUS PROVISIONS

     SECTION 11.1  Incorporators, Stockholders, Officers and Directors
          of Issuer Exempt from Individual Liability  . . . . . . . . .  63
     SECTION 11.2  Provisions of Indenture for the Sole Benefit of
          Parties and Holders of Securities and Coupons . . . . . . . .  63
     SECTION 11.3  Successors and Assigns of Issuer Bound by
          Indenture . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     SECTION 11.4  Notices and Demands on Issuer, Trustee and Holders
          of Securities and Coupons . . . . . . . . . . . . . . . . . .  64
     SECTION 11.5  Officer's Certificates and Opinions of Counsel;
          Statements to Be Contained Therein  . . . . . . . . . . . . .  65
     SECTION 11.6  Payments Due on Saturdays, Sundays and Holidays  . .  66
     SECTION 11.7  Conflict of Any Provision of Indenture with Trust
          Indenture Act of 1939 . . . . . . . . . . . . . . . . . . . .  66
     SECTION 11.8  New York Law to Govern . . . . . . . . . . . . . . .  66
     SECTION 11.9  Counterparts . . . . . . . . . . . . . . . . . . . .  66
     SECTION 11.10  Effect of Headings  . . . . . . . . . . . . . . . .  66
     SECTION 11.11  Securities in a Foreign Currency or in ECU  . . . .  66
     SECTION 11.12  Judgment Currency . . . . . . . . . . . . . . . . .  67

                                    -vi-
                               ARTICLE TWELVE

             REDEMPTION OF SECURITIES; SINKING FUNDS AND OPTION
                      TO PURCHASE ON CHANGE OF CONTROL

     SECTION 12.1  Applicability of Article . . . . . . . . . . . . . .  68
     SECTION 12.2  Notice of Redemption; Partial Redemptions  . . . . .  68
     SECTION 12.3  Payment of Securities Called for Redemption  . . . .  70
     SECTION 12.4  Exclusion of Certain Securities from Eligibility for Selection for Redemption  . . . . . . . . . . . . . . . .  71
     SECTION 12.5  Mandatory and Optional Sinking Funds . . . . . . . .  71
     SECTION 12.6  Purchase of Securities by the Issuer at Option of
          the Holder upon Change of Control . . . . . . . . . . . . . .  73
     SECTION 12.7  Effect of Change of Control Purchase Notice;
          Withdrawal Notice . . . . . . . . . . . . . . . . . . . . . .  75
     SECTION 12.8  Securities Purchased in Part . . . . . . . . . . . .  76
     SECTION 12.9  Covenant to Comply with Securities Laws upon
          Purchase of Securities  . . . . . . . . . . . . . . . . . . .  76

                              ARTICLE THIRTEEN

                                 CONVERSION

     SECTION 13.1  Conversion Privilege . . . . . . . . . . . . . . . .  77
     SECTION 13.2  Conversion Procedure; Rescission of Conversion;
          Conversion Price; Fractional Shares . . . . . . . . . . . . .  77
     SECTION 13.3  Adjustment of Conversion Price for Common Stock  . .  78
     SECTION 13.4  Consolidation or Merger of the Issuer  . . . . . . .  83
     SECTION 13.5  Notice of Adjustment . . . . . . . . . . . . . . . .  84
     SECTION 13.6  Notice in Certain Events . . . . . . . . . . . . . .  85
     SECTION 13.7  Issuer to Reserve Stock; Registration; Listing . . .  86
     SECTION 13.8  Taxes on Conversion  . . . . . . . . . . . . . . . .  86
     SECTION 13.9  Conversion After Record Date . . . . . . . . . . . .  86
     SECTION 13.10  Corporate Action Regarding Par Value of Common
          Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
     SECTION 13.11  Issuer Determination Final  . . . . . . . . . . . .  87
     SECTION 13.12  Trustee's Disclaimer  . . . . . . . . . . . . . . .  87


     TESTIMONIUM  . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
     SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

          THIS INDENTURE dated as of July 10, 1995, between ALEX. BROWN INCORPORATED, a Maryland corporation (the "Issuer"), and CHEMICAL BANK, as trustee (the "Trustee").

                           W I T N E S S E T H :

          WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

          WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

          WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer and to make this Indenture a valid indenture and agreement of the Issuer according to their and its terms have been done;

          NOW, THEREFORE:

          In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:


                                ARTICLE ONE

                                DEFINITIONS

          SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

          "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Alex. Brown" means Alex. Brown & Sons Incorporated, a wholly owned subsidiary of the Issuer.

          "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          "Authenticating Agent" shall have the meaning set forth in
Section 6.14.

          "Authorized Newspaper" means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be the Luxemburger Wort) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York, the United Kingdom or Luxembourg, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

          "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

          "Board Resolution" means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

          "Business Day" means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized or required by law or regulation to close.

          "Change of Control" shall be deemed to have occurred at such time as any of the following events shall occur:

          (i) there shall be consummated any consolidation or merger of the Issuer (a) in which the Issuer is not the continuing or surviving corporation or (b) pursuant to which the Common Stock would be converted into cash, securities or other property, other than, in the case of either (a) or (b), a consolidation or merger of the Issuer in which the holders of Common Stock immediately prior to such consolidation or merger have at least a majority, directly or indirectly, of the common stock of the resulting or surviving corporation immediately after such consolidation or merger; or

          (ii) there shall be consummated any merger or consolidation between Alex. Brown and any other Person (other than the Issuer or a wholly owned subsidiary thereof) or a sale, lease or conveyance of all or substantially all of its assets to any other Person; or

          (iii) there is a report filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this definition only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing but excluding any one or more persons or group of persons which are, or, in the ordinary course of business, will become principals or managing directors of the Issuer or any Subsidiary) has become the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Issuer entitling such person to exercise more than 50% of the total voting power of all shares of capital stock of the Issuer entitling the holders thereof to voting generally in elections of directors. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Issuer, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Issuer or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in respect of Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock whether in excess of 50% or otherwise. For purposes of this paragraph (iii), the phrase "in the ordinary course of business" includes, without limitation, the hiring of any managing director or principal as an employee to engage in the conduct of an existing or proposed business of the Issuer or any Subsidiary; or

          (iv) any other Change of Control provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series;

provided, however, that a Change of Control shall not be deemed to have occurred if (x) the Closing Price for each of any five trading days within the period of ten consecutive trading days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in case of a Change of Control under clause (iii) above) or ending immediately before the Change of Control (in the case of a Change of Control under clause (i) above) shall equal or exceed 105% of the Conversion Price of the Securities in effect on each such trading day or
(y) all of the consideration (excluding cash payments for fractional shares) in the transaction or series of transactions constituting the Change of Control consists of shares of common stock traded on a national securities exchange or quoted on the NASDAQ National Market System and, as a result of such transaction or series of transactions, the Securities become convertible solely into such common stock (excluding cash payments for fractional shares) and the closing price of the consideration paid or received for each share of Common Stock shall equal or exceed 105% of the Conversion Price of the Securities for each of any five trading days within the period of ten consecutive trading days immediately following the closing date of such transaction or the last transaction of such series of such transactions, as the case may be. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act, as in effect on the date of execution of this Indenture, except that, for purposes of the definition of Change of Control, the number of shares of capital stock of the Issuer entitling the holders thereof to vote generally in elections of directors shall be deemed to include, in addition to all outstanding shares of capital stock of the Company entitling the holders thereof to vote generally in the election of directors and Unissued Shares of the Person with respect to which the Change of Control determination is being made, all Unissued Shares of all other Persons. As used herein, "Unissued Shares" shall mean shares of capital stock of the Issuer not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days following the date of determination of a Change of Control and that, upon issuance, shall entitle the holders thereof to vote generally in the election of directors.

          "Change of Control Purchase Date" means the date that is 40 Business Days after the occurrence of a Change of Control.

          "Change of Control Purchase Notice" shall have the meaning set forth in Section 12.6(c).

          "Change of Control Purchase Price" means an amount in cash equal to 100% of the principal amount in respect of a Security for which a Change of Control Purchase Notice has been delivered plus accrued unpaid interest to the Change of Control Purchase Date, or such other amount as may be provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series.

          "Closing Price" means the last reported sale price of the Common Stock (regular way) as shown on the Composite Tape of the NYSE (or, if such stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading), or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE (or, if such stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading), or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or if the Common Stock is not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Issuer for that purpose.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          "Common Stock" means the class of Common Stock, par value $.10 per share, of the Issuer authorized at the date of this Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Common Stock, and in any such case including any shares thereof authorized after the date of this Indenture, and any other shares of stock of the Issuer which do not have any priority in the payment of dividends or upon liquidation over any other class of stock.

          "Conversion Agent" means any Person authorized by the Issuer to receive Securities to be converted into Common Stock on behalf of the Issuer. The Issuer initially authorizes the Trustee to act as Conversion Agent for the Securities on its behalf. The Issuer may at any time and from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

          "Conversion Price" means, with respect to any series of Securities which are convertible into Common Stock, the price per share of Common Stock at which the Securities of such series are so convertible as set forth in the Board Resolution or Officer's Certificate with respect to such series pursuant to Section 2.3 (or in any supplemental indenture entered into pursuant to Section 8.1(g) with respect to such series), as the same may be adjusted from time to time in accordance with Section 13.3 (or such supplemental indenture).

          "Converting Holder" shall have the meaning specified in
Section 13.2(c) of this Indenture.

          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located in New York, New York.

          "Coupon" means any interest coupon appertaining to a Security.

          "Covenant Defeasance" shall have the meaning set forth in Section 10.1(C).

          "Current Market Price" means, on any date, the average of the daily Closing Prices per share of Common Stock for any 30 consecutive Trading Days selected by the Issuer prior to the day in question, which 30 consecutive Trading Day period shall not commence more than 45 Trading Days prior to the day in question; provided that with respect to Section 13.3(c), the "Current Market Price" of the Common Stock shall mean the average of the daily Closing Prices per share of Common Stock for the five consecutive Trading Days ending on the date of the distribution referred to in Section 13.3(c) (or if such date shall not be a Trading Day, on the Trading Day immediately preceding such date).

          "Depositary" means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

          "Dollar" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          "ECU" means the European Currency Unit as defined and revised from time to time by the Council of European Communities.

          "Event of Default" means any event or condition specified as such in Section 5.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, as in force at the date of which this Indenture was originally executed.

          "Foreign Currency" means a currency issued by the government of a country other than the United States.

          "Holder", "Holder of Securities", "Securityholder" or other similar terms mean (a) in the case of any Registered Security, the person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Unregistered Security or any Coupon, the bearer of such Security or Coupon, as the case may be.

          "Indebtedness" shall have the meaning set forth in Section 5.1.

          "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

          "Interest" means, when used with respect to non-interest bearing Securities, interest payable after maturity.

          "Investment Company Act" means the Investment Company Act of 1940, as amended.

          "Issuer" means Alex. Brown Incorporated, a Maryland corporation, and, subject to Article Nine, its successors and assigns.

          "Issuer Order" means a written statement, request or order of the Issuer signed in its name by the chairman of the Board of Directors, the president or the treasurer of the Issuer.

          "Judgment Currency" shall have the meaning set forth in Section
11.12.

          "NYSE" means the New York Stock Exchange.

          "Officer's Certificate" means a certificate signed by the chairman of the Board of Directors, the president or the treasurer of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5, to the extent applicable.

          "Opinion of Counsel" means an opinion in writing signed by the General Counsel of the Issuer, or by such other legal counsel who may be an employee of or counsel to the Issuer and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in
Section 11.5, to the extent applicable.

          "Original Issue Date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

          "Outstanding", when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

          (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for the payment or redemption of which moneys or U.S. Government obligations (as provided for in Section 10.1) in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c) Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

          In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

          "Paying Agent" means any Person authorized by the Issuer with respect to the Securities of any series to perform the functions set forth in Section 3.4. The Issuer initially authorizes the Trustee to act as Paying Agent for the Securities on its behalf. The Issuer may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

          "Periodic Offering" means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Permitted Liens" shall have the meaning set forth in
Section 3.6.

          "principal" whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include (i) "and premium, if any" and (ii) the purchase price thereof payable by the Issuer upon any mandatory repurchase from a Holder pursuant to the terms of such Securities or this Indenture.

          "Record Date" shall have the meaning set forth in Section 2.7.

          "Registered Global Security" means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.4, and bearing the legend prescribed in Section 2.4.

          "Registered Security" means any Security registered on the Security register of the Issuer.

          "Required Currency" shall have the meaning set forth in Section
11.12.

          "Responsible Officer" when used with respect to the Trustee means the chairman of the Board of Directors, any vice chairman of the Board of Directors, the chairman of the trust committee thereof, the chairman of the executive committee thereof, any vice chairman of the executive committee thereof, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the cashier, the secretary, the treasurer, any senior trust officer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Security" or "Securities" has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

          "Subsidiary" shall have the meaning set forth in Section 3.6.

          "Trading Day" means, with respect to the Common Stock, so long as the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not listed or admitted for trading on any national securities exchange, a day on which the NASDAQ National Market is open for the transaction of business.

          "Trust Indenture Act of 1939" (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

          "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, "Trustee", as used with respect to the Securities of any series, shall mean the trustee with respect to the Securities of such series.

          "Unregistered Security" means any Security other than a Registered Security.

          "U.S. Government Obligations" shall have the meaning set forth in
Section 10.1(A).

          "Voting Security" means securities of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation, provided that, for the purposes hereof, securities which carry only the right to vote conditionally on the happening of an event shall not be considered Voting Securities whether or not such event shall have happened.

          "Yield to Maturity" means the yield to maturity on a series of Securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.


                                ARTICLE TWO

                                 SECURITIES

          SECTION 2.1 Forms Generally. The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officer's Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon, such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

          The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

          SECTION 2.2 Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

          "This is one of the Securities referred to in the within-mentioned Senior Indenture.

                                   _________________________,
                                        as Trustee


                                   By_______________________
                                        Authorized Officer"


          If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication to be borne by the Securities of each such series, an alternative certificate of authentication substantially as follows:

          "This is one of the Securities referred to in the within-mentioned Senior Indenture.

                                   ___________________________,
                                        as Authenticating Agent


                                   By_________________________
                                        Authorized Officer"


          SECTION 2.3 Amount Unlimited; Issuable in Series. Except as otherwise may be provided in an indenture supplemental hereto, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series and the Securities of each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer. There shall be established in or pursuant to one or more Board Resolutions (and, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer's Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series,

          (1) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

          (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3);

          (3) if other than Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Foreign Currency or ECU);

          (4) the date or dates on which the principal of the Securities of the series is payable;

          (5) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

          (6) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.2);

          (7) the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be redeemed, pursuant to any sinking fund or otherwise;

          (8) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or pursuant to Section 12.6 or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          (9) if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities, or $1,000 and $5,000 in the case of Unregistered Securities, the denominations in which Securities of the series shall be issuable;

          (10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

          (11) if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable;

          (12) if the principal of or interest on the Securities of such series is to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

          (13) if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated or upon any other type of index, the manner in which such amounts shall be determined;

          (14) whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided in Section 2.8, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

          (15) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

          (16) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

          (17) any trustees, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

          (18) any other events of default or covenants with respect to the Securities of such series;

          (19) whether the Securities are convertible into Common Stock pursuant to Article Thirteen and the initial conversion price;

          (20) the terms and conditions of conversion into Common Stock of the Securities of any series which are convertible into Common Stock, if different from those set forth in Article Thirteen; and

          (21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

          All Securities of any one series and Coupons, if any, appertaining thereto, shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officer's Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officer's Certificate or in any such indenture supplemental hereto.

          SECTION 2.4 Authentication and Delivery of Securities. The Issuer may deliver Securities of any series having attached thereto appropriate Coupons, if any, executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. The maturity date, Original Issue Date, interest rate and any other terms of the Securities of such series and Coupons, if any, appertaining thereto shall be determined by or pursuant to such Issuer Order and procedures. If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs 2, 3 and 4 below, only at or before the time of the first request of the Issuer to the Trustee to authenticate Securities of such series) and (subject to Section 6.1) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

          (1) an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities and Coupons, if any, are not to be delivered to the Issuer, provided that, with respect to Securities of a series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order, (c) the maturity date or dates, Original Issue Date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by an Issuer Order or pursuant to such procedures and (d) if provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing;

          (2) any Board Resolution, Officer's Certificate and/or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of the Securities and Coupons, if any, were established;

          (3) an Officer's Certificate setting forth the form or forms and terms of the Securities and Coupons, if any, stating that the form or forms and terms of the Securities and Coupons, if any, have been established pursuant to Sections 2.1 and 2.3 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

          (4) at the option of the Issuer, either an Opinion of Counsel, or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

               (a) the forms of the Securities and Coupons, if any, have been duly authorized and established in conformity with the provisions of this Indenture;

               (b) in the case of an underwritten offering, the terms of the Securities have been duly authorized and established in con-formity with the provisions of this Indenture, and, in the case of a Periodic Offering, certain terms of the Securities have been established pursuant to a Board Resolution, an Officer's Certificate or a supplemental indenture in accordance with this Indenture, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture;

               (c) when the Securities and Coupons, if any, have been executed by the Issuer and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, they will have been duly issued under this Indenture and will be valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Indenture; and

               (d) the execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, the Securities and Coupons, if any, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Issuer or any agreement or other instrument binding upon the Issuer that is material to the Issuer or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Issuer of its obligations under the Securities and Coupons, if any, except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities and Coupons, if any.

          In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Trustee), who shall be counsel reasonably satisfactory to the Trustee, in which case the opinion shall state that such counsel believes he and the Trustee are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Issuer and its Subsidiaries and certificates of public officials.

          The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee's own rights, duties or immunities under the Securities, this Indenture or otherwise.

          If the Issuer shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

          Each Depositary designated pursuant to Section 2.3 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

          SECTION 2.5 Execution of Securities. The Securities and, if applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by the chairman of its Board of Directors or its president or its treasurer, under its corporate seal (except in the case of Coupons) which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

          In case any officer of the Issuer who shall have signed any of the Securities or Coupons, if any, shall cease to be such officer before the Security or Coupon so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Issuer; and any Security or Coupon may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

          SECTION 2.6 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Indenture or shall be valid and obligatory for any purpose until the certificate of authentication on the Security to which such Coupon appertains shall have been duly executed by the Trustee. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

          SECTION 2.7 Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.3 or, with respect to the Registered Securities of any series, if not so established, in denominations of $1,000 and any integral multiple thereof. If denominations of Unregistered Securities of any series are not so established, such Securities shall be issuable in denominations of $1,000 and $5,000. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

          Each Registered Security shall be dated the date of its authentication. Each Unregistered Security shall be dated as provided in or pursuant to the Board Resolution or Officer's Certificate or in the indenture supplemental hereto referred to in Section 2.3. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.3.

          The person in whose name any Registered Security of any series is registered at the close of business on any Record Date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer, exchange or conversion of such Registered Security subsequent to the Record Date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Registered Securities for such series are registered at the close of business on a subsequent Record Date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Registered Securities not less than 15 days preceding such subsequent Record Date. The term "Record Date" as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.3, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the 15th day of the next preceding calendar month or, if such interest payment date is the 15th day of a calendar month, the first day of such calendar month, whether or not such Record Date is a Business Day.

          SECTION 2.8 Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Registered Securities of such series and the registration of transfer of Registered Securities of such series. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

          Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series, maturity date, interest rate and Original

Issue Date in authorized denominations for a like aggregate principal amount.

          Unregistered Securities (except for any temporary global Unregistered Securities) and Coupons (except for Coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

          At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.3, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be main-tained for such purpose in accordance with Section 3.2, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and Original Issue Date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.3, such Unregistered Securities may be exchanged for Unregistered Securities of such series having the same maturity date, interest rate and Original Issue Date having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 or as specified pursuant to Section 2.3, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.3, Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities and Coupons surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Issuer.

          All Registered Securities presented for registration of transfer, exchange, redemption, conversion or payment shall (if so required by the

Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder or his attorney duly authorized in writing.

          The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

          The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed or (c) any Securities surrendered for conversion.

          Notwithstanding any other provision of this Section 2.8, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

          If at any time the Depositary for any Registered Securities of a series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.4, the Issuer shall appoint a successor Depositary with respect to such Registered Securities. If a successor Depositary for such Registered Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer's election pursuant to
Section 2.3 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

          The Issuer may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities. In such event, the Issuer will execute, and the Trustee, upon receipt of an Officer's Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without Coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities.

          If specified by the Issuer pursuant to Section 2.3 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,

          (i) to the Person specified by such Depositary a new Registered Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Registered Global Security; and

          (ii) to such Depositary, a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

          Upon the exchange of a Registered Global Security for Securities in definitive registered form without coupons, in authorized denominations, such Registered Global Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Securities in definitive registered form without Coupons issued in exchange for a Registered Global Security pursuant to this Section 2.8 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver such Securities to, or as directed by, the Persons in whose names such Securities are so registered.

          All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          Notwithstanding anything herein or in the terms of any series of Securities to the contrary, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee (any of which, other than the Issuer, shall rely on an Officer's Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse United States federal income tax consequences to the Issuer (such as, for example, the inability of the

Issuer to deduct from its income, as computed for United States federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States federal income tax laws.

          SECTION 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute and, upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and Original Issue Date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security or in lieu of and in substitution for the Security so destroyed, lost or stolen, with Coupons corresponding to the Coupons appertaining to the Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security and related Coupons to the Trustee or such agent.

          Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

          Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities and Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

          SECTION 2.10 Cancellation of Securities; Disposition Thereof. All Securities and Coupons surrendered for payment, redemption, registration of transfer, conversion or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee or any agent of the Trustee, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee or its agent shall dispose of cancelled Securities and Coupons held by it and deliver a certificate of disposition to the Issuer. If the Issuer or its agent shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee or its agent for cancellation.

          SECTION 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, or as Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Registered Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2 and, in the case of Unregistered Securities, at any agency maintained by the Issuer for such purpose as specified pursuant to Section 2.3, and the Trustee shall authenticate and deliver, in exchange for such temporary Securities of such series, an equal aggregate principal amount of definitive Securities of the same series having authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.3. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section 2.3 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or global Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).


                               ARTICLE THREE

                          COVENANTS OF THE ISSUER

          SECTION 3.1 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in the Coupons, if any, appertaining thereto and in this Indenture. The principal of and interest on Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of such Securities on the maturity date (in the case of principal) and the several Coupons for such interest installments as are evidenced thereby as they severally mature (in the case of interest). If any temporary Unregistered Security provides that interest thereon may be paid while such Security is in temporary form, the interest on any such temporary Unregistered Security (together with any additional amounts payable pursuant to the terms of such Security) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest, in each case subject to any restrictions that may be established pursuant to Section 2.3. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer.

          SECTION 3.2 Offices for Payments, Etc. So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Registered Securities of each series may be presented for payment, where the Securities of each series may be presented for exchange as is provided in this Indenture, where the Securities may be presented for conversion, and where the Registered Securities of each series may be presented for registration of transfer as provided in this Indenture.

          The Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or Coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in Dollars of Unregistered Securities of any series and Coupons appertaining thereto which are payable in Dollars may be made at an agency of the Issuer maintained in the Borough of Manhattan, The City of New York if such payment in Dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

          The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any series, the Coupons appertaining thereto or this Indenture may be served.

          The Issuer will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section to be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

          The Issuer may from time to time designate one or more additional offices or agencies where the Securities of a series and any Coupons appertaining thereto may be presented for payment, where the Securities of that series may be presented for exchange, where the Securities may be presented for conversion, as provided in this Indenture and where the Registered Securities of that series may be presented for registration of transfer as provided in this Indenture, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section 3.2. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

          SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

          SECTION 3.4 Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

          (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series, or Coupons appertaining thereto, if any, or of the Trustee,

          (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

          (c) that it will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

          The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

          If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series or the Coupons appertaining thereto a sum suffi-cient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

          Anything in this Section to the contrary notwithstanding, but subject to Section 10.1, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

          Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

          SECTION 3.5 Written Statement to Trustee. The Issuer will deliver to the Trustee on or before April 1st, in each year (beginning with 1996) an Officer's Certificate (which need not comply with Section 11.5) as to whether or not to the best knowledge of the signer thereof the Issuer is in default in the performance and observance of the terms, provisions, covenants and conditions of this Indenture (without regard to any period of grace or requirements of notice provided hereunder) and if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which the signer may have knowledge. The signatory to such Officer's Certificate shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer.

          SECTION 3.6 Negative Pledge. Neither the Issuer nor any successor corporation will, or will permit any Subsidiary (as hereinafter defined) to, create, assume, incur, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for Permitted Liens, as hereinafter defined) on the Voting Securities of Alex. Brown & Sons Incorporated, a Maryland corporation and a wholly owned Subsidiary of the Issuer, unless the Issuer shall cause the Securities to be secured equally and ratably with (or, at the Issuer's option, prior to) any indebtedness secured thereby. "Subsidiary" means any corporation, partnership or other entity of which at the time of determination the Issuer owns or controls directly or indirectly more than 50% of the Voting Securities thereof or equivalent interest therein. "Permitted Liens" means involuntary liens for taxes or assessments or governmental charges or levies that are not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount, liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involve claims of less than $1,000,000 and such other liens which involve claims or secure indebtedness which in the aggregate are less than $1,000,000 in amount.

          SECTION 3.7 Luxembourg Publications. In the event of the publication of any notice pursuant to Section 5.11, 6.10(a), 6.11, 8.2, 10.4, 12.2, 12.5, 13.5 or 13.6 or Section 310 (b) of the Trust Indenture Act of 1939, the party making such publication in the Borough of Manhattan, The City of New York and London shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an Officer's Certificate delivered to such party, make a similar publication in Luxembourg.

                                ARTICLE FOUR

                  SECURITYHOLDERS LISTS AND REPORTS BY THE
                           ISSUER AND THE TRUSTEE

          SECTION 4.1 Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders. The Issuer and any other obligor on the Securities covenant and agree that they will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of each series:

          (a) semiannually and not more than 15 days after each Record Date for the payment of interest on such Registered Securities, as hereinabove specified, as of such Record Date and on dates to be determined pursuant to Section 2.3 for non-interest bearing Registered Securities in each year, and

          (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that, if and so long as the Trustee shall be the Security registrar for such series and all of the Securities of any series are Registered Securities, such list shall not be required to be furnished.

          SECTION 4.2 Preservation and Disclosure of Securityholders Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Registered Securities (i) contained in the most recent list furnished to it as provided in Section 4.1, (ii) received by it in the capacity of Security registrar for such series, if so acting, and (iii) filed with it within two preceding years pursuant to subsection 4.4(c)(ii). The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

          (b) In case three or more Holders of Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular series (in which case the applicants must all hold Securities of such series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

          (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

          (ii) inform such applicants as to the approximate number of Holders of Registered Securities of such series or of all Registered Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such series or all Holders of Registered Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2 a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Registered Securities of such series or of all Registered Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every Holder of Securities and Coupons, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

          SECTION 4.3  Reports by Issuer.  The Issuer covenants:

          (a) to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or
     Section 15(d) of the Exchange Act; or if the Issuer is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) to file with the Trustee and the Commission, as required by the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

          (c) to transmit by mail to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 4.4(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission.

          SECTION 4.4 Reports by the Trustee. (a) The Trustee shall transmit to the Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act of 1939 at the times provided pursuant thereto.

          (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 in each calendar year, commencing in 1996 and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto.

          (c) Reports pursuant to this Section shall be transmitted by mail:

          (i) to all Holders of Registered Securities, as the names and addresses of such Holders appear upon the registry books of the Issuer;

          (ii) to such other Holders of Securities as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

          (iii) except in the case of reports pursuant to Section 313(b) of the Trust Indenture Act of 1939, to each Holder of a Security whose name and address are preserved at the time by the Trustee as provided in Section 4.2(a).

          (d) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Issuer and be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed and also with the Commission. The Issuer agrees to notify the Trustee with respect to any series when and as the Securities of such series become admitted to trading on any national securities exchange.


                                ARTICLE FIVE

                REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                            ON EVENT OF DEFAULT

          SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (b) default in the payment of all or any part of the principal of any of the Securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

          (c) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance or breach of which is elsewhere in this Section 5.1 specifically dealt with) or in this Indenture contained for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby; or

          (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (e) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

          (f) failure by the Issuer to make any payment at maturity, including any applicable grace period, in respect of indebtedness, which term as used herein means obligations (other than the Securities of any series or non-recourse obligations) of, or guaranteed or assumed by, the Issuer for borrowed money or evidenced by bonds, debentures, notes or other similar instruments ("Indebtedness") in an amount in excess of $10,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for a period of 30 days after written notice thereof shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities (treated as one class); or

          (g) any other default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $10,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities (treated as one class); or

          (h) any other Event of Default provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series;

provided that, if any such failure, default or acceleration referred to in clauses (f) or (g) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured.

          If an Event of Default described in clause (a), (b), (c) or (h) (if the Event of Default under clause (c) or (h), as the case may be, is with respect to less than all series of Securities then Outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then Outstanding hereunder (voting as a single class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable. If an Event of Default described in clause
(c) or (h) (if the Event of Default under clause (c) or (h), as the case may be, is with respect to all series of Securities then Outstanding), (d),
(e), (f) or (g) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding, and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

          The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trus-tee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall
have been cured, waived or otherwise remedied as provided herein   then and
in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such series or of all the Securities, in each case voting as a single class, then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

          For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

          SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any
redemption or by declaration or otherwise   then upon demand of the
Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, and such Coupons, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the

Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

          Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the registered Holders, whether or not the Securities of such series be overdue.

          In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in the case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor;

          (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reor-ganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

          (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person and be a member of a creditors or other similar committee.

          All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series or Coupons appertaining to such Securities, may be enforced by the Trustee without the possession of any of the Securities of such series or Coupons appertaining to such Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities or Coupons appertaining to such Securities in respect of which such action was taken.

          In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities or Coupons appertaining to such Securities with respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities or Coupons appertaining to such Securities parties to any such proceedings.

          SECTION 5.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and Coupons appertaining to such Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

          FIRST:    To the payment of costs and expenses applicable to such
     series in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all amounts owing to the Trustee under Section 6.6;

          SECOND:   In case the principal of the Securities of such series
     in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          THIRD:    In case the principal of the Securities of such series
     in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal, and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal, and accrued and unpaid interest or Yield to Maturity; and

          FOURTH:   To the payment of the remainder, if any, to the Issuer
     or any other person lawfully entitled thereto.

          SECTION 5.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then, and in every such case, the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

          SECTION 5.6 Limitations on Suits by Securityholders. No Holder of any Security of any series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the Holder of every Security or Coupon with every other Holder and the Trustee, that no one or more Holders of Securities of any series or Coupons appertaining to such Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or Coupons appertaining to such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series and Coupons appertaining to such Securities. For the protection and enforcement of the provisions of this Section, each and every Holder of any Security or Coupon and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 5.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security or Coupon to receive payment of the principal of and interest on such Security or Coupon on or after the respective due dates expressed or provided for in such Security or Coupon, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.6 and the last paragraph of Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          No delay or omission of the Trustee or of any Holder of Securities or Coupons to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities or Coupons may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities or Coupons.

          SECTION 5.9 Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

          Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

          SECTION 5.10 Waiver of Past Defaults. Prior to the acceleration of the maturity of any Securities as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may, on behalf of the Holders of all such Securities, waive any past default or Event of Default described in Section 5.1 and its consequences, except a default in the payment of the principal of or interest on any Security of such series or in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee (i) if any Unregistered Securities of that series are then Outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.7, at least once in an Authorized Newspaper in Luxembourg) and (ii) to all Holders of Securities of such series in the manner and to the extent provided in
Section 4.4(c), unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term "defaults" for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

          SECTION 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause (c) or (h) of Section 5.1 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities then Outstanding and affected thereby, or in the case of any suit relating to or arising under clause (c) or (h) (if the suit under clause (c) or (h) relates to all the Securities then Outstanding), (d), (e), (f) or (g) of Section 5.1, 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.


                                ARTICLE SIX

                           CONCERNING THE TRUSTEE

          SECTION 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

               (i) the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the state-ments and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          SECTION 6.2  Certain Rights of the Trustee.  Subject to Section
6.1:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

          (c) the Trustee may consult with counsel and any written advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          SECTION 6.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or Coupons. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

          SECTION 6.4 Trustee and Agents May Hold Securities or Coupons; Collections, Etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

          SECTION 6.5 Moneys Held by Trustee. Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as provided herein, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

          SECTION 6.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises.
The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or Coupons, and the Securities are hereby subordinated to such senior claim.

          SECTION 6.7 Right of Trustee to Rely on Officer's Certificate, Etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          SECTION 6.8 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939 and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

          SECTION 6.9 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia having a combined capital and surplus of at least $100,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority and which is otherwise eligible to act as Trustee under
Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

          SECTION 6.10 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and (i) if any Unregistered Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and at least once in an Authorized Newspaper in London (and, if required by Section 3.7, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Unregistered Securities of a series affected are then Outstanding, by mailing notice of such resignation to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii) at such addresses as were so furnished to the Trustee and (iii) by mailing notice of such resignation to the Holders of then Outstanding Registered Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  In case at any time any of the following shall occur:

          (i)  the Trustee shall fail to comply with the provisions of
     Section 6.8 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

          (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

          (d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

          SECTION 6.11  Acceptance of Appointment by Successor Trustee.
Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

          If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series, shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

          No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.9.

          Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall give notice thereof (a) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, by publication of such notice at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.7, at least once in an Authorized Newspaper in Luxembourg), (b) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), by mailing such notice to such Holders at such addresses as were so furnished to the Trustee (and the Trustee shall make such information available to the Issuer for such purpose) and (c) to the Holders of Registered Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by
Section 6.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

          SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 and Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 6.13 Preferential Collection of Claims Against the Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act of 1939 regarding the collection of claims against the Issuer (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act of 1939:

          (a) "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          (b) "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer (or any such obligor) for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer (or any such obligor) arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          SECTION 6.14 Appointment of Authenticating Agent. As long as any Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Issuer an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.9. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or to the Trustee's Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 (determined as provided in Section 6.9 with respect to the Trustee) and subject to supervision or examination by federal or state authority.

          Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

          Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more series of Securities, the Trustee shall, upon receipt of an Issuer Order, appoint a successor Authenticating Agent and the Issuer shall provide notice of such appointment to all Holders of Securities of such series in the manner and to the extent provided in Section 11.4. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

          Sections 6.2, 6.3, 6.4, 6.6, 6.9 and 7.3 shall be applicable to any Authenticating Agent.


                               ARTICLE SEVEN

                       CONCERNING THE SECURITYHOLDERS

          SECTION 7.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article Seven.

          SECTION 7.2 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

          (a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgements of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any Holder of an Unregistered Security of any series, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities of one or more series specified therein. The holding by the person named in any such certificate of any Unregistered Securities of any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced, or
     (2) the Security of such series specified in such certificate shall be produced by some other person, or (3) the Security of such series specified in such certificate shall have ceased to be Outstanding. Subject to Sections 6.1 and 6.2, the fact and date of the execution of any such instrument and the amount and numbers of Securities of any series held by the person so executing such instrument and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

          (b) In the case of Registered Securities, the ownership of such Securities shall be proved by the Security register or by a certificate of the Security registrar.

          The Issuer may set a record date for purposes of determining the identity of Holders of Registered Securities of any series entitled to vote or consent to any action referred to in Section 7.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 90 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Registered Securities of any series, only Holders of Registered Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

          SECTION 7.3 Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder of any Unregistered Security and the Holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such Unregistered Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Unregistered Security or Coupon.

          SECTION 7.4 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts set forth therein and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

          SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

                               ARTICLE EIGHT

                          SUPPLEMENTAL INDENTURES

          SECTION 8.1 Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

          (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Nine;

          (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Securities or Coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as set forth herein; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Outstanding Securities or Coupons;

          (e) to establish the form or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.1 and 2.3;

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11; and

          (g) to provide for the terms and conditions of conversion into Common Stock of the Securities of any series which are convertible into Common Stock, if different from those set forth in Article Thirteen.

          The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 8.2.

          SECTION 8.2 Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or mandatory repurchase thereof, or make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or alter the provisions of Section
11.11 or 11.12 or, if any Security is convertible into Common Stock, modify the terms and conditions of such conversion after the issuance of such Security in a manner adverse to the Holder thereof or impair or affect the right of any Securityholder to institute suit for the payment or conversion thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, or of Coupons appertaining to such Securities, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the Coupons appertaining to such Securities.

          Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by
Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof (i) to the Holders of then Outstanding Registered Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register, (ii) if any Unregistered Securities of a series affected thereby are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to
Section 4.4(c)(ii), by mailing a notice thereof by first-class mail to such Holders at such addresses as were so furnished to the Trustee and (iii) if any Unregistered Securities of a series affected thereby are then

Outstanding, to all Holders thereof, by publication of a notice thereof at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London (and, if required by Section 3.7, at least once in an Authorized Newspaper in Luxembourg), and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 8.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and condi-tions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 8.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture.

          SECTION 8.5 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eight may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.


                                ARTICLE NINE

                 CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          SECTION 9.1 Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Issuer covenants that it will not merge or consolidate with any other person or sell, lease or convey all or substantially all of its assets to any other person, unless
(i) either the Issuer shall be the continuing corporation, or the successor corporation or the person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be a corporation organized under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Issuer, such person or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

          SECTION 9.2 Successor Corporation Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate.

          In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article Nine shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

          SECTION 9.3 Opinion of Counsel Delivered to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                ARTICLE TEN

                  SATISFACTION AND DISCHARGE OF INDENTURE;
                              UNCLAIMED MONEYS

          SECTION 10.1 Satisfaction and Discharge of Indenture. (A) If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Securities of such series and Coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or
(b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Securities of such series and Coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) in the case of any series of Securities where the exact or maximum amount (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (ii) below, (i) all the Securities of such series and all unmatured Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.4) or, in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest at such times (but not later than one day before the due date) and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to the Securities of such series, then this Indenture with respect to the Securities of such series shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such Series and of Coupons appertaining thereto and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (or the specified redemption date if earlier but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.2) and the Trustee, on demand of the Issuer accompanied by an Officer's Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to the Securities of such series; provided that the rights of Holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

          (B) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer's Certificate or indenture supplemental hereto provided pursuant to
Section 2.3. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact or maximum amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (a) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series and the Coupons appertaining thereto on the 91st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Securities of such series and Coupons appertaining thereto shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and of Coupons appertaining thereto and the Issuer's right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of Holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under Section 3.2) and the Trustee, at the expense of the Issuer, shall, at the Issuer's request, execute proper instruments acknowledging the same, if

          (a) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series and Coupons appertaining thereto (i) cash in an amount, or
     (ii) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times (but not later than one day before the due date) and in such amounts as will insure the availability of cash, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

          (b) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.1(d) and (e) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (c) such defeasance shall not cause the Trustee to have a conflicting interest pursuant to Section 310(b) of the Trust Indenture Act of 1939 with respect to any securities of the Issuer;

          (d) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

          (e) no Change in Control shall occur at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (f) such defeasance shall not result in the trust arising from the deposit referred to in paragraph (a) above constituting an "investment company" within the meaning of the Investment Company Act;


          (g) such defeasance shall not cause any Securities then listed on any registered national securities exchange under the Exchange Act to be delisted;

          (h) if the Securities of such series are to be redeemed, either notice of such redemption shall have been given or the Issuer shall have given the Trustee irrevocable directions to give notice of such redemption in the name, and at the expense of, the Issuer, under arrangements satisfactory to the Trustee;

          (i) the Issuer has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
     (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series and Coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

          (j) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied.

          (C) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer's Certificate or indenture supplemental hereto provided pursuant to
Section 2.3. In the case of any series of Securities the exact or maximum amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (a) below, the Issuer shall be released from its obligations under Section 3.6 and Section 9.1 with respect to the Securities of any Series, and any Coupons appertaining thereto, Outstanding on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of any Series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.1, but the remainder of this Indenture and such Securities and Coupons shall be unaffected thereby. The following shall be the conditions to application of this subsection (C) of this Section 10.1:

          (a) the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Securities of such series and Coupons appertaining thereto, (i) cash in an amount, or (ii) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times (but not later than one day before the due date) and in such amounts as will insure the availability of cash, or
     (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay
     (A) the principal and interest on all Securities of such series and coupons appertaining thereto and (B) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

          (b) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.1(d) and (e) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (c) such Covenant Defeasance shall not cause the Trustee to have a conflicting interest pursuant to Section 310(b) of the Trust Indenture Act of 1939 with respect to any securities of the Issuer;

          (d) such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

          (e) such Covenant Defeasance shall not cause any Securities then listed on any registered national securities exchange under the Exchange Act to be delisted;

          (f) the Issuer shall have delivered to the Trustee an Officer's Certificate and Opinion of Counsel to the effect that the Holders of the Securities of such series and Coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (g) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Covenant Defeasance contemplated by this provision have been complied with;

          (h) no Change in Control shall have occurred at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (i) such Covenant Defeasance shall not result in the trust arising from the deposit referred to in paragraph (a) above constituting an investment company within the meaning of the Investment Company Act; and

          (j) if the Securities of such series are to be redeemed, either notice of such redemption shall have been given or the Issuer shall have given the Trustee irrevocable directions to give notice of such redemption in the name, and at the expense of, the Issuer, under arrangements satisfactory to the Trustee.

          If subsequent to the date a discharge or Covenant Defeasance is effected pursuant to this Section 10.1, additional amounts in excess of those established as of the date such discharge or Covenant Defeasance is effected become payable in respect of the series of Securities discharged or with respect to which the Indenture is discharged or with respect to which a Covenant Defeasance has been effected, in order to preserve the benefits of the discharge or Covenant Defeasance established hereunder, the Issuer shall irrevocably deposit or cause to be irrevocably deposited in accordance with the provisions of this Section 10.1, within ten Business Days prior to the date the first payment in respect of any portion of such excess additional amounts becomes due, such additional funds as are necessary to satisfy the provisions of this Section 10.1 as if a discharge or Covenant Defeasance were being effected as of the date of such subsequent deposit. Failure to comply with the requirements of this paragraph shall result in the termination of the benefits of the discharge or Covenant Defeasance established by this Section 10.1.

          SECTION 10.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.4, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 10.1 and all monies received by the Trustee in respect of such U.S. Government Obligations shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series and of Coupons appertaining thereto for the payment or redemption of which such moneys and U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

          SECTION 10.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

          SECTION 10.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series or Coupons attached thereto and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Securities of such series and of any Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment (a) in respect of Registered Securities of any series, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, and (b) in respect of Unregistered Securities of any series, shall at the expense of the Issuer cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York and once in an Authorized Newspaper in London (and if required by Section 3.7, once in an Authorized Newspaper in Luxembourg), notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

          SECTION 10.5 Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect of such obligations.

          SECTION 10.6 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Issuer has been discharged or released pursuant to
Section 10.1(A), 10.1(B) or 10.1(C) shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 10.2 with respect to such Securities in accordance with this Article; provided, however, that if the Issuer makes any payment in respect of the principal of or interest on any such Security following such reinstatement of its obligations, the Issuer shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

          SECTION 10.7 Excess Funds. The Trustee shall deliver to the Issuer from time to time upon Issuer Order any U.S. Government Obligations or money held by it as provided in Section 10.1 which, as expressed in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be included in the applicable such opinion delivered to the Trustee pursuant to Section 10.1), are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received, including without limitation as a result of the surrender for conversion of any Securities of a series as to which the Issuer has deposited money or U.S. Government Obligations pursuant to Section 10.1(A), (B) or (C).


                               ARTICLE ELEVEN

                          MISCELLANEOUS PROVISIONS

          SECTION 11.1 Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the Coupons appertaining thereto.

          SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities and Coupons. Nothing in this Indenture, in the Securities or in the Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any person, firm or corpora-tion, other than the parties hereto and their successors and the Holders of the Securities or Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities or Coupons, if any.

          SECTION 11.3  Successors and Assigns of Issuer Bound by
Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

          SECTION 11.4 Notices and Demands on Issuer, Trustee and Holders of Securities and Coupons. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities or Coupons to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Alex. Brown Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202,
Attention: Secretary. Any notice, direction, request or demand by the Issuer or any Holder of Securities or Coupons to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to Chemical Bank, 450 West 33rd Street, New York, New York 10001, Attention: Corporate Trustee Administration Department.

          Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto at his last address as it appears in the Security register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Notice to the Holders of Unregistered Securities who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii) shall be given by first class mail, postage prepaid, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Issuer, the Trustee shall make such information available to the Issuer for such purpose). Notice to all other Holders of Unregistered Securities shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 3.7, in an Authorized Newspaper in Luxembourg), in each case, except to the extent otherwise provided herein, once in each of three successive calendar weeks. Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

          In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          SECTION 11.5 Officer's Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters,


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                                     70

upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

          SECTION 11.6  Payments Due on Saturdays, Sundays and Holidays.
If the date of maturity of interest on or principal of the Securities of any series or any Coupons appertaining thereto, the last day on which a Holder has the right to convert his Security at a particular Conversion Price, or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal and the actions required by Section 13.2 in order to convert a Security at a particular Conversion Price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or such last day for conversion, and (in the case of payment) no interest shall accrue for the period after such date.

          SECTION 11.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939 which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          SECTION 11.8 New York Law to Govern. This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by man-datory provisions of law.

          SECTION 11.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.11 Securities in a Foreign Currency or in ECU. Unless otherwise specified in an Officer's Certificate delivered pursuant


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                                     71

to Section 2.3 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 11.11, Market Exchange Rate shall mean the noon Dollar buying rate in New York City for cable transfers of that currency published by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities (such publication or any successor publication, the "Journal"). If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question, which for purposes of the ECU shall be Brussels, Belgium, or such other quotations or, in the case of ECU, rates of exchange as the Trustee shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture, including, without limitation, any determination contemplated in Section 5.1(f) or (g).

          All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Holders.

          SECTION 11.12 Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is entered, and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and
(iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.


                               ARTICLE TWELVE

             REDEMPTION OF SECURITIES; SINKING FUNDS AND OPTION
                      TO PURCHASE ON CHANGE OF CONTROL

          SECTION 12.1 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity, to any sinking fund for the retirement of Securities of a series or as to which Holders have the option to require the Issuer to repurchase such Securities upon a Change of Control except, in each case, as otherwise specified as contemplated by Section 2.3 for Securities of such series.

          SECTION 12.2 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Notice of redemption to the Holders of Unregistered Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Issuer, the Trustee shall make such information available to the Issuer for such purpose). Notice of redemption to all other Holders of Unregistered Securities shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 3.7, in an Authorized Newspaper in Luxembourg), in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

          The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and, in the case of convertible Securities, the current Conversion Price and the date on which the right to convert such Securities or portions thereof into Common Stock will expire and the place or places where such Securities may be surrendered for conversion. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

          The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

          On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officer's Certificate stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer's Certificate stating that such restriction has been complied with.

          If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereon to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion to be selected for redemption. The Securities (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the giving of the notice of redemption. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period 15 days next preceding the giving of a notice of redemption and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

          SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unma-tured Coupons, if any, appertaining thereto shall be void, and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of Registered Securities registered as such on the relevant Record Date subject to the terms and provisions of Sections 2.3 and 2.7 hereof.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

          If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

          Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

          SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer's Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

          SECTION 12.5 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "optional sinking fund payment". The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date".

          In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this


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                                     76

Section, (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provi-sion contained in the terms of such series or (d) receive credit for any Securities converted by the Holder thereof into Common Stock. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

          On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officer's Certificate (which need not contain the statements required by Section 11.5) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series has theretofore been so credited and the basis for such credit, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer's Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer's Certificate shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such Officer's Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

          If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or the equivalent thereof in any Foreign Currency or ECU) or a lesser sum in Dollars (or the equivalent thereof in any Foreign Currency or ECU) if the Issuer shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 (or the equivalent thereof in any Foreign Currency or ECU) or less and the

Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 (or the equivalent thereof in any Foreign Currency or ECU) is available. The Trustee shall select, in the manner provided in
Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer's Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officer's Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

          On or before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

          The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

          SECTION 12.6 Purchase of Securities by the Issuer at Option of the Holder upon Change of Control. (a) If so provided in a Board Resolution, Officer's Certificate or supplemental indenture hereto provided pursuant to Section 2.3 with respect to the Securities of any series, the Holder of a Security of such series shall have the right, if at any time there shall have occurred a Change of Control, at the option of the Holder thereof, to require the Issuer to purchase at the Change of Control Purchase Price, on the Change of Control Purchase Date, the Securities of such series, subject to satisfaction by or on behalf of the Holder of a Security of such series of the requirements set forth in Section 12.6(c).

          (b) Within 20 Business Days after the occurrence of a Change of Control, the Issuer shall provide a written notice of Change of Control to the Trustee and to each Holder of a Security of any series or Coupon appertaining thereto (and to beneficial owners as required by applicable law) as provided in Section 11.4. The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or give notice with respect thereto unless so requested by the Issuer, upon receipt of the written notice of Change of Control from the Issuer. The Trustee may conclusively assume, in the absence of a written notice to the contrary from the Issuer, that no Change of Control has occurred. The notice shall include a form of Change of Control Purchase Notice and shall state:

          (1) the events causing a Change of Control and the date such Change of Control is deemed to have occurred for purposes of this
     Section 12.6;

          (2) the date by which the Change of Control Purchase Notice pursuant to this Section 12.6 must be given;

          (3)  the Change of Control Purchase Date;

          (4)  the Change of Control Purchase Price;

          (5) the place to surrender the Securities of any series in exchange for the Change of Control Purchase Price;

          (6) that the Change of Control Purchase Price for any Security of any series as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of delivery of such Security;

          (7)  the current Conversion Price;

          (8) that Securities of any series as to which a Change of Control Purchase Notice has been given may be converted prior to the close of business on the Change of Control Purchase Date only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (9) the procedures the holder must follow to exercise rights under this Section 12.6;

          (10) that Holders who wish to convert Securities of any series must satisfy the requirements set forth in the Indenture; and

          (11) the procedures for withdrawing a Change of Control Purchase
     Notice.

          (c) A Holder may exercise its rights specified in Section 12.6(a) upon delivery of a written notice of purchase (a "Change of Control Purchase Notice") to the Issuer at any time prior to the close of business on the Change of Control Purchase Date, stating:

          (1) the certificate number of the Security that the Holder will deliver to be purchased;

          (2) if the Security of any series is to be purchased in part, the portion of the principal amount of the Security that the Holder will deliver to be purchased, which portion must be an authorized denomination for Securities of such series; and

          (3) that such Security shall be purchased pursuant to the terms and conditions specified in this Section 12.6.

          The delivery of such Security in the case of Registered Securities and with all unmatured Coupons appertaining thereto in the case of Unregistered Securities, to the Issuer prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements) at any of the offices or agencies to be maintained for such purpose by the Issuer pursuant to Section 3.2 shall be a condition to the receipt by the Holder of a Security of any series or Coupon appertaining thereto of the Change of Control Purchase Price therefor; provided that such Change of Control Purchase Price shall be so paid pursuant to this Section 12.6 only if the Security so delivered to the Issuer shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

          The Issuer shall purchase from the Holder thereof, pursuant to this Section 12.6, a portion of a Security if the principal amount of such portion is an authorized denomination of Securities of such series. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Issuer contemplated pursuant to the provisions of this Section 12.6 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of


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the Change of Control Purchase Date and the time of delivery of the
Security.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Issuer the Change of Control Purchase Notice shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Issuer in accordance with
Section 12.7.

          SECTION 12.7 Effect of Change of Control Purchase Notice; Withdrawal Notice. (a) Upon receipt by the Issuer of a Change of Control Purchase Notice, the Holder of the Security of any series or Coupon appertaining thereto in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs or the Issuer fails to purchase such Securities on the Change of Control Purchase Date) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted as provided in Article Thirteen on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

          (b) A Change of Control Purchase Notice may be withdrawn (before or after delivery by the Holder to the Issuer of the Security to which such Change of Control Purchase Notice relates) by means of a written notice of withdrawal delivered by the Holder to the office of the Issuer at any time prior to the close of business on the Change of Control Purchase Date specifying:

          (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

          (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

          (3) the principal amount, if any, of such Security that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Issuer.

          (c) There shall be no purchase of any Securities of any series pursuant to Section 12.6 if there has occurred (prior to, on or after, as the case may be, the giving by the Holders of such Security of the required Change of Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Securities). The Issuer will promptly return to the respective Holders thereof any Securities (x) with respect to which the Change of Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of


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                                     81

Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Securities).

          SECTION 12.8 Securities Purchased in Part. Any Security that is to be purchased pursuant to Section 12.6 only in part shall be surrendered at any of the offices or agencies to be maintained for such purpose by the Issuer pursuant to Section 3.2 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service change, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

          SECTION 12.9 Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 12.6 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provisions thereto) under the Exchange Act at the time of such offer or purchase), the Issuer shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under
Section 12.6 to be exercised to the greatest extent practicable in the time and in the manner specified in Section 12.6.


                              ARTICLE THIRTEEN

                                 CONVERSION

          SECTION 13.1 Conversion Privilege. If so provided in a Board Resolution, Officer's Certificate or supplemental indenture provided pursuant to Section 2.3 with respect to the Securities of any series, the Holder of a Security of such series shall have the right, at such Holder's option, to convert, in accordance with the terms of such series of Securities and this Article Thirteen, all or any part (in a denomination of, unless otherwise specified in a Board Resolution, Officer's Certificate or supplemental indenture with respect to Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Security into shares of Common Stock specified in such Board Resolution, Officer's Certificate or supplemental indenture provided pursuant to Section 2.3 at any time or, as to any Securities called for redemption, at any time prior to the time and date fixed for such redemption (unless the Issuer shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time and date). The provisions of this Article Thirteen shall not be applicable to the Securities of a series unless otherwise specified in a Board Resolution, Officer's Certificate or


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                                     82

supplemental indenture provided pursuant to Section 2.3 with respect to the Securities of such series.

          SECTION 13.2 Conversion Procedure; Rescission of Conversion; Conversion Price; Fractional Shares. (a) Each Security to which this Article Thirteen is applicable shall be convertible at the office of the Conversion Agent, and at such other place or places, if any, specified in a Board Resolution, Officer's Certificate or supplemental indenture provided pursuant to Section 2.3 with respect to the Securities of such series, into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Securities will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock, or accrued interest on a converted Security except as described in Section 13.9. The Issuer may, but shall not be required, in connection with any conversion of Securities, issue a fraction of a share of Common Stock, and, if the Issuer shall determine not to issue any such fraction, the Issuer shall, subject to Section 13.3(d), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

          (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall surrender such Security duly endorsed to the Issuer or in blank in the case of Registered Securities and with all unmatured Coupons appertaining thereto in the case of Unregistered Securities, at the office of the Conversion Agent or at such other place or places, if any, specified in a Board Resolution, Officer's Certificate or supplemental indenture provided pursuant to Section 2.3 with respect to the Securities of such series, and shall give written notice to the Issuer at said office or place that he elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued; provided, however, that no Security or portion thereof shall be accepted for conversion unless the principal amount of such Security or such portion, when added to the principal amount of all other Securities or portions thereof then being surrendered by the Holder thereof for conversion, exceeds the then effective Conversion Price with respect thereto. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Issuer will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which he would otherwise be entitled. The Issuer shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the Security register are duly closed for


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                                     83

any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or Security register. A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Security for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date. In case any Security shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Securities so surrendered, without charge to such Holder (subject to the provisions of Section 13.8), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

          SECTION 13.3 Adjustment of Conversion Price for Common Stock. Unless otherwise specified pursuant to Section 2.3, the Conversion Price with respect to any Security which is convertible into Common Stock shall be adjusted from time to time as follows:

          (a) In case the Issuer shall, at any time or from time to time while any of such Securities are outstanding, (i) pay a dividend in shares of its Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares or securities, (iii) subdivide its outstanding shares of Common Stock into a greater number of securities or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Issuer, then the Conversion Price in effect immediately before such action shall be adjusted so that the Holders of such Securities, upon conversion thereof into Common Stock immediately following such event, shall be entitled to receive the kind and amount of shares of capital stock of the Issuer which they would have owned or been entitled to receive upon or by reason of such event if such Securities had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this subsection 13.3(a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Issuer, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Issuer with the Trustee and with any Conversion Agent (if a Person other than the Trustee) as soon as practicable) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. For the purposes of this subsection 13.3(a), each Holder of Securities shall be deemed to have failed to exercise any right to elect the kind or


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                                     84

     amount of securities receivable upon the payment of any such dividend, subdivision, combination or reclassification (provided that if the kind or amount of securities receivable upon such dividend, subdivision, combination or reclassification is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or reclassification for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

          (b) In case the Issuer shall, at any time or from time to time while any of such Securities are Outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the Current Market Price of the Common Stock at such record date (treating the price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock plus (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares or convertible securities which the aggregate offering price of the total number of shares or convertible securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such convertible securities into Common Stock) would purchase at such Current Market Price of the Common Stock. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock or securities convertible into Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock or convertible securities, there shall be taken into account any consideration received by the Issuer for such rights or warrants and for such convertible securities, the value of such


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                                     85

     consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and shall be described in a certificate filed with the Trustee and with any Conversion Agent (if a Person other than the Trustee) by the Issuer as soon as practicable). If at the end of the period during which such warrants or rights are exercisable not all such warrants or rights shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based on the number of additional shares of Common Stock actually issued or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued.

          (c) In case the Issuer shall, at any time or from time to time while any of such Securities are Outstanding, distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Issuer is the continuing corporation and the Common Stock is not changed or exchanged) cash, evidences of its Indebtedness, assets (excluding (i) regular periodic cash dividends in amounts, if any, determined from time to time by the Board of Directors or (ii) dividends payable in shares of Common Stock for which adjustment is made under subsection 13.3(a)), securities or rights or warrants to subscribe for or purchase securities of the Issuer (excluding those for which adjustment is made under Section 13.3(b)), then in each such case the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined by the Board of Directors of the Issuer, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock (provided that such denominator shall never be less than 1.0), provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Issuer if a Holder of Securities would otherwise be entitled to receive such rights upon conversion at any time of such Securities into Common Stock unless such rights are subsequently redeemed by the Issuer, in which case such redemption shall be treated for purposes of this Section as a dividend on the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the \Conversion Price which would then be in effect if such record date had not been fixed.

          (d)  Notwithstanding anything in subsection (b) or (c) of this
     Section 13.3 to the contrary, with respect to any rights or warrants


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                                     86

     covered by subsection (b) or (c) of this Section 13.3, if such rights or warrants are only exercisable upon the occurrence of certain triggering events, then for purposes of this Section 13.3 such rights or warrants shall not be deemed issued or distributed, and any adjustment to the Conversion Price required by subsection (b) or (c) of this Section 13.3 shall not be made until such triggering events occur and such rights, warrants or options become exercisable.

          (e) In case the Issuer, after the date of this Indenture, shall issue to an Affiliate shares of its Common Stock (excluding those rights, warrants, shares of capital stock or evidences of its Indebtedness or assets referred to in subsection (b) or (c) of this
     Section 13.3) at a net price per share less than the Current Market Price of the Common Stock on the date the Issuer fixes the offering price of such additional shares, the Conversion Price shall be reduced immediately thereafter so that it shall equal the price determined by multiplying such Conversion Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price of the Common Stock and the denominator shall be the number of shares of Common Stock that would be outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. This subsection (e) shall not apply to Common Stock issued to any Affiliate under a bona fide employee or director benefit plan adopted by the Issuer or any Subsidiary thereof and approved by the Board of Directors of the Issuer or such Subsidiary, as appropriate.

          (f) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Issuer or any Subsidiary of the Issuer for all or any portion of the Common Stock that involves the payment by the Issuer or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price per share of Common Stock on the last Trading Day preceding the date on which the Issuer or such Subsidiary becomes irrevocably obligated to make such payment (the "Obligation Date") pursuant to such tender or exchange offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price per share of Common Stock on the last Trading Day preceding the Obligation Date, and the


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                                     87

     denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price per share of Common Stock on the last Trading Day preceding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. Notwithstanding the foregoing, no adjustment shall be made to the Conversion Price pursuant to this
     Section 13.3(f) in respect of any purchases of Common Stock made by the Issuer or any Subsidiary of the Issuer (i) in accordance with past practices pursuant to share repurchase programs authorized by the Board of Directors of the Issuer and any such Subsidiary, or (ii) in order to satisfy the obligations of the Issuer or any Subsidiary of the Issuer under any bona fide employee or non-employee director benefit plan of the Issuer or any such Subsidiary now or hereafter in effect, provided that any such purchase is made at or below the Current Market Price of the Common Stock on the trade date for such purchase.

          (g) The Issuer shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 13.3(a), 13.3(b), 13.3(c), 13.3(e) and 13.3(f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.

          (h) In any case in which this Section 13.3 shall require that any adjustment be made immediately following a record date or effective date, the Issuer may elect to defer (but only for five Trading Days following the filing of the statement referred to in
     Section 13.5) issuing to the Holder of any Securities converted after such record date or effective date the shares of Common Stock and other capital stock of the Issuer issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment and paying to such Holder any amount of cash in lieu of a fractional share; provided, however, that the Issuer shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (i) All calculations under this Section 13.3 shall be made to the nearest cent or one-hundredth of a share or security, with one-


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                                     88

     half cent and .005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 13.3, the Issuer shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this
     Section 13.3 shall be made successively whenever an event requiring such an adjustment occurs.

          (j) In the event that at any time, as a result of an adjustment made pursuant to this Section 13.3, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Issuer other than shares of Common Stock into which the Securities originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through
     (j) of this Section 13.3, and the provisions of Sections 13.1, 13.2 and 13.4 through 13.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

          (k)  No adjustment shall be made pursuant to this Section 13.3
     (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock, if any, or (ii) subject to subsection 13.3(i) hereof, with respect to any Security that is converted prior to the time such adjustment otherwise would be made.

          SECTION 13.4 Consolidation or Merger of the Issuer. Unless otherwise specified pursuant to Section 2.3, in case of either (a) any consolidation or merger to which the Issuer is a party, other than a merger or consolidation in which the Issuer is the surviving or continuing corporation and which does not result in a reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, as a result of a subdivision or combination) in, Outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Issuer to another Person, then each Security then Outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Securities would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which


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                                     89

shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Thirteen (and assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that, if the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares or securities)). The Issuer shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this Section 13.4.

          SECTION 13.5 Notice of Adjustment. Whenever an adjustment in the Conversion Price with respect to a series of Securities is required:

          (1) the Issuer shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Issuer, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct; and

          (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be mailed, first class postage prepaid, by the Issuer to the Holders of record of Outstanding Registered Securities designated for adjustment and to the Holders of Unregistered Securities designated for adjustment, who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Issuer, the Trustee shall make such information available to the Issuer for such purpose). Notice of adjustment to all other Holders of Unregistered Securities shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 3.7, in an Authorized Newspaper in Luxembourg), in each case, once in each of three successive calendar weeks. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail or publication, or any defect in the notice to the Holder of any Security of a series designated for adjustment shall not affect the validity of the proceedings for the adjustment of any other Security of such series.

The Issuer may correct any previous certificate and notice given pursuant to this Section 13.5 by (i) promptly filing with the Trustee and any Conversion Agent other than the Trustee a new certificate in the form required by this Section 13.5 and (ii) giving a new notice to the Holders of Securities in the form and manner required by this Section 13.5. Such new certificate and notice shall state that such certificate and notice are being provided to correct the previous certificate and notice. Except as otherwise provided in Section 6.1, neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to the certificate required by this Section 13.5 except to exhibit the same to any Holder of Securities who requests to inspect it. The certificate required by this Section 13.5 shall be filed at each office or agency maintained for the purposes of conversion of Securities pursuant to Section 3.2.


          SECTION 13.6  Notice in Certain Events.  In case:

          (1) of a consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the sale or conveyance to another person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Issuer, or

          (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

          (3) of any action triggering an adjustment of the Conversion Price pursuant to this Article Thirteen;

then, in each case, the Issuer shall cause to be filed with the Trustee and the Conversion Agent for the applicable Securities, and shall give to the Holders of applicable Securities, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article Thirteen, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article Thirteen is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up. Such notice shall be given to Holders of Registered Securities in the manner provided in Section 11.4 and to Holders of Unregistered Securities who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), by mailing such notice, by first class mail, postage prepaid, at least 15 days prior to the applicable date specified above, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Issuer, the Trustee shall make such information available to the Issuer for such purpose). Notice of adjustment to all other Holders of Unregistered Securities shall be published in an Authorized Newspaper in the Borough of Manhattan, The City of New York and in an Authorized Newspaper in London (and, if required by Section 3.7, in an Authorized Newspaper in Luxembourg), in each case, once in each of three successive calendar weeks, the first publication to be not less than 15 days prior to the applicable date specified above. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

          Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clauses
(1), (2) or (3) of this Section 13.6.

          SECTION 13.7  Issuer to Reserve Stock; Registration; Listing.
(a) The Issuer shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all applicable outstanding Securities into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Issuer from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are held in the treasury of the Issuer. The Issuer shall from time to time, in accordance with the laws of the State of Maryland, use its best efforts to cause the authorized amount of the Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Securities.

          (b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Issuer will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Issuer will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

          SECTION 13.8 Taxes on Conversion. The Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Issuer the amount of such tax or has established to the satisfaction of the Issuer that such tax has been paid.

          SECTION 13.9 Conversion After Record Date. If any Securities are surrendered for conversion subsequent to the Record Date preceding an interest payment date but on or prior to such interest payment date (except Securities called for redemption on a redemption date between such Record Date and interest payment date), the Holder of such Securities at the close of business on such Record Date shall be entitled to receive the interest payable on such Securities on such interest payment date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Record Date next preceding any interest payment date to the opening of business on such interest payment date shall (except in the case of Securities which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Issuer of an amount equal to the interest payable on such interest payment date on the Securities being surrendered for conversion. Except as provided in this Section 13.9, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock, issued upon conversion shall be made upon the conversion of any Securities.

          SECTION 13.10 Corporate Action Regarding Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Securities, the Issuer will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

          SECTION 13.11 Issuer Determination Final. Any determination that the Issuer or the Board of Directors must make pursuant to this Article Thirteen is conclusive.

          SECTION 13.12 Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the


Issuer's failure to comply with this Article Thirteen. Each Conversion Agent other than the Issuer shall have the same protection under this
Section 13.12 as the Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of July 10, 1995.

                                   ALEX. BROWN INCORPORATED


                                   By /s/ A. B. Krongard
                                   Title: Chief Executive Officer

Attest:


By /s/ Robert F. Price
       Secretary


                                   CHEMICAL BANK, TRUSTEE


                                   By /s/ Laurence O'Brien
                                     Vice President

Attest:


By /s/ R. Lorenzen
       Assistant Vice President

STATE OF MARYLAND        )
                         )  ss.:
BALTIMORE CITY           )



          On this 21st day of August  1995 before me personally came
A. B. Krongard, to me personally known, who, being by me duly sworn, did depose and say that he/she resides in Baltimore, Maryland that he/she is the Chief Executive Officer of Alex. Brown Incorporated, one of the corporations described in and which executed the above instrument; that he/she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

[NOTARIAL SEAL]



                                                           Notary Public
                                                        /s/ Barbara Murphy

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK  )



          On this 18th day of August, 1995 before me personally came Laurence O'Brien, to me personally known, who, being by me duly sworn, did depose and say that he resides in New York, New York that he is a Senior Trust Officer of Chemical Bank, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such cor-porate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]



                                                           Notary Public
                                                       /s/ Annabelle DeLuca